Exhibit 21

Jurisdiction
Joy Global Inc.
Joy Global (Baotou) Mining Machinery Co. Ltd.	China
Joy Global (Tianjin) Mining Machinery Co. Ltd.	China
HIHC, Inc.	Delaware

Joy Technologies Inc.	Delaware
Joy Global Limited	United Kingdom
Joy Global Industries, Ltd.	United Kingdom
Joy Global Pension Trustees Ltd.	United Kingdom
P&H Mining Equipment (U.K.) Ltd.	United Kingdom
Joy Mining Machinery Ltd.	United Kingdom
Joy Global South Africa (Pty.) Ltd.	South Africa
Joy Maszyny Gornicze SP, Z.O.O.	Poland
Joy Manufacturing Company (U.K.) Ltd.	United Kingdom
Joy Partnership	United Kingdom
OOO Joy P&H Mining Equipment	Russia
P&H Joy Mining Equipment (India)	India
Joy Minings Services India Private Limited	India
Longwall International Ltd.	United Kingdom
Joy MM Delaware, Inc.	Delaware

P&H Mining Equipment Inc.	Delaware
American Alloy Corporation	Ohio
Harnischfeger Technologies, Inc.	Delaware
P&H MinePro World Services Corporation	Delaware
P&H Minepro Services Argentina	Argentina
P&H MinePro Services Canada Ltd.	Canada
HCHC, Inc.	Delaware
Joy Global Australia Partnership	Australia
Continental Conveyor & Equipment Pty. Ltd.	Australia
Joy Manufacturing Co. Pty. Ltd.	Australia
Jobic Pty. Ltd.	Australia
P&H MinePro Australasia Pty.	Australia
P&H Asia Holding Inc.	Mauritius
P&H Minepro Services Pty. Ltd.	Australia
P.T. Harnischfeger Indonesia	Indonesia
Joy Global Bermuda	Bermuda
P&H MinePro do Brasil Comercio e Industria Ltda.	Brazil
P&H Minepro Services (Botswana) Pty. Ltd.	Botswana
P&H MinePro de Chile Services a la MineriaLtda.	Chile
MinePro Chile S.A.	Chile
P&H Minepro Services Mexico, S.A. De C.V.	Mexico
P&H Minepro Services Peru, S.A.	Peru
P&H Minepro Services Venezuela, S.A.	Venezuela
P&H MinePro Zambia Ltd.	Zambia

N.E.S. Investment Co.	Delaware
Continental Conveyor & Equipment Company	Delaware
Goodman Conveyor Company	Delaware
Continental Crushing & Conveying Inc.	Delaware
Continental Conveyor International Inc.	Delaware
Continental MECO (Proprietary) Ltd.	South Africa
Continental FSW Ltd.	United Kingdom
Continental Conveyor Ltd.	United Kingdom